                                                                    Exhibit 10.3
                    CHINA EVERGREEN ENVIRONMENTAL CORPORATION

                            PLACEMENT AGENT AGREEMENT

                              Dated: July 18, 2005


Westminster Securities Corporation
100 Wall Street
New York, NY 10007

Ladies and Gentlemen:

         The undersigned, China Evergreen Environmental Corporation, a Nevada corporation (the "Company"), proposes to issue and sell a minimum of $1,020,000 (the "Minimum Offering") up to $3,000,000 of investment units ("Units") (the "Maximum Offering"). The terms and conditions of the sale, issuance, and rights held by the securities underlying these Units will be as set forth in the Company's Confidential Private Placement Memorandum (together with all exhibits and supplements thereto, the "Memorandum") which shall be prepared by the Company and subject to the approval of the Placement Agent. The Units, the common stock underlying the Units ("Shares"), the warrants underlying the Units ("Warrants"), the common stock underlying the Warrants ("Warrant Shares"), and the Placement Agent Warrants (as hereinafter defined) are referred to collectively herein as the "Equity".

         The offering of Units in the Company (the "Offering") will be conducted on a "best efforts, all or none" basis with respect to the Minimum Offering and a "best efforts" basis with respect to the remainder of the Offering up to the Maximum Offering (subject to an over-allotment allowance of up to an additional $600,000). Fractional Units may be sold at the discretion of the Placement Agent. As used herein, including with respect to the representations and warranties contained herein, unless the context otherwise requires, the term "Company" shall include the Company together with all of its direct and indirect wholly owned subsidiaries, and all representations and warranties of the Company herein shall also be deemed made on behalf of and with respect to each such subsidiary of the Company. This Placement Agent Agreement ("Agreement") is to confirm the arrangements with you (the "Placement Agent"), with respect to the sale of the Units by the Placement Agent as exclusive agent for the Company in the Offering.

         The Offering will not be registered with the Securities and Exchange Commission ("SEC") nor with any state securities authority, but rather will be offered as a private placement pursuant to an exemption from registration under Regulation D ("Regulation D") promulgated under Section 4(2) and Rule 506 of the Securities Act of 1933, as amended ("Securities Act") and available state securities law exemptions. The Units are to be sold in the Offering only to "accredited investors", as that term is defined in Regulation D, pursuant to the Memorandum.

         SECTION 1. DESCRIPTION OF COMMON STOCK. The Equity shall conform in all respects to descriptions thereof contained in the Memorandum.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and covenants with the Placement Agent as follows:

         (a) The Memorandum, copies of which will be delivered to the Placement Agent, will be carefully prepared to disclose all information concerning the Company which would be material to an investment decision by a reasonable investor. The date on which the Offering is authorized by the Company to commence is July 18, 2005 and is herein called the "Commencement Date." The time and date of each issuance of Units hereunder is herein called the "Issuance Date" or the "Closing."

         (b) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the state of its incorporation, having corporate power and authority to own its properties and conduct its business and is duly qualified and in good standing in each foreign jurisdiction where the conduct of its business so requires such qualification. No direct or indirect rights to acquire Common Stock exist, except as have been previously disclosed to the public or as disclosed in the Memorandum.

         (c) The unaudited financial statements of the Company for the three months ended March 31, 2005 and the audited financial statements of the Company for the year ended December 31, 2004, each included in the SEC Reports (collectively, the "Financial Statements"), fairly present the information purported to be shown therein of the Company and Evergreen Asset Group Limited, at the respective dates to which they apply; and such Financial Statements have been prepared in conformity with GAAP consistently applied throughout the periods involved and are in accordance in all material respects with the books and records of the Company.

         (d) The assets of the Company, as shown in the Financial Statements, are owned by the Company with good title, free and clear of all liens, encumbrances and equities of record or otherwise, except (i) those specifically referred to in the Memorandum, (ii) those which do not materially adversely affect the use or value of such assets, (iii) the lien of current taxes not now due or which are being contested in good faith and for which adequate reserves have been set aside and (iv) those disclosed in the Financial Statements. The Company has the full right, power and authority to maintains and operate its business and properties as the same are now operated or proposed to be operated and is complying with all laws, ordinances and regulations applicable thereto, except where the failure to so comply would not have a material adverse effect on the Company.

         (e) There are no actions, suits or proceedings at law or in equity pending, or to the Company's knowledge threatened, against the Company before or by any federal or state commission, regulatory body, administrative agency or other governmental body wherein, either in any case or in the aggregate, an unfavorable ruling, decision or finding would materially adversely affect the business, franchise, licenses, permits, operations or financial condition of the Company which are not disclosed in the Memorandum,

         (f) The execution and delivery by the Company of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement and the Memorandum by the Company will not conflict with, result in a breach of, or constitute a material default under, the Certificate or Articles of Incorporation or the bylaws of the Company, in each case as amended, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which it or any of its assets or properties is bound, or any law, order, rule, regulation, writ, injunction, judgment, or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its business or properties, to the extent that such conflict, breach or default might have a material adverse effect on the Company, and its subsidiaries as a whole, or their respective businesses, properties or financial condition on a consolidated basis.

         (g) Except as set forth in the Memorandum, all material licenses, permits, approval, leases, contracts and agreements referred to in the Memorandum (including the Financial Statements), along with all other material licenses, permits, approvals, leases, governmental authorizations or contracts to which the Company is a party, have been obtained and are valid and in full force and effect and neither the Company nor, to the knowledge of the Company, any other party is in default thereunder, and to the knowledge of the Company, no event has occurred which with the passage of time or the giving of notice, or both, would constitute a default thereunder. There are no proceedings pending, or to the knowledge of the Company threatened, seeking to cancel, terminate or limit such licenses, approvals or permits.

         (h) Except as described in the Memorandum, the Company has timely filed all federal, state and local tax returns required to be filed, including without limitation, all sales tax returns, or has obtained extensions thereof and has paid, or is contesting in good faith, all taxes shown on such returns.

         (i) The Company shall use the net proceeds from the sale of the Units hereunder for working capital purposes primarily. The Company will not use any proceeds from the sale of the Units for the satisfaction of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices and or repayment of the bridge loan and interest made to the Company for an aggregate of up to $500,000), to redeem any Common Stock or Common Stock Equivalents or to settle any litigation outstanding as of any Closing.

         (j) The Memorandum shall set forth a true and complete list of all material patents, trademarks, trade names, copyright registrations and applications therefor now or heretofore used or presently proposed to be used in the conduct of the business of the Company. Except as set forth in the
Memorandum: (i) the Company owns or possesses adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, trade secrets, copyright registrations, know-how and other proprietary information (collectively, "Rights") necessary to the conduct of the business of the Company as presently being conducted; (ii) the validity of such Rights and the title thereto of the Company has not been questioned in any litigation to which the Company is or has been a party, nor, to the best knowledge of the Company, is any such litigation threatened, other than as set forth in the Memorandum; (iii) to the best knowledge of the Company, the conduct of the business of the Company as now conducted does not and will not conflict with Rights of others in any way which has or might reasonably be deemed to have a material adverse effect on the Company; and (iv) no proceedings are pending against the Company nor, to the best knowledge of the Company, are any proceedings threatened against the Company, alleging any violation of Rights of any third person. The Company does not know of (x) any use that has heretofore been or is now being made of any Rights owned by the Company, except by the Company or by a person duly licensed by it to use the same under an agreement described in the Memorandum or (y) any material infringement of any Right owned by or licensed by or to the Company. To the best knowledge of the Company, all Rights heretofore owned or held by any agent, independent contractor, employee or officer of the Company or any subsidiary thereof and used in the business of the Company in any manner have been duly and effectively transferred to the Company. The consummation of the transactions contemplated by this Agreement will not alter or impair the rights and interests of the Company in any of the items referred to in this paragraph or disclosed in the Memorandum as it relates to intangible property rights.

         (k) All of the representations, agreements and warranties in this
Section 2 shall survive delivery of and payment for all or any part of the Units for three years from and after such delivery and payment.

         (l) The Company has no subsidiaries other than those disclosed in the Memorandum.

         (m) All of the Company's filings with the SEC were true and correct in all material respects upon the dates of filing thereof.

         SECTION 3. ISSUANCE, SALE AND DELIVERY OF THE UNITS.

         (a) The Company hereby agrees to sell the Units directly through the Placement Agent on a "best efforts" basis. The Offering will commence on July _, 2005. The proceeds of the Offering will be deposited in escrow in a non-interest bearing account at Signature Bank ("Escrow Agent"). Unless a Closing is held, the Offering will terminate and all funds theretofore received from the sale of the Units will be promptly returned to the subscribers without deduction therefrom or interest thereon. During the period of escrow, subscribers will not be entitled to a return of their subscriptions, except as required by law. The Offering will continue until the first to occur of (i) the completion of the Maximum Offering (unless increased by mutual agreement of the Company and the Placement Agent), (ii) September 1, 2005 or (iii) the termination of the Offering by either the Placement Agent or the Company ("Final Closing").

         (b) All checks or wire transfers for the purchase of Units shall be deposited with the Escrow Agent in accordance with the terms of an escrow agreement to be executed among the Company, the Placement Agent, and the Escrow Agent. Upon receipt thereof or on such scheduled Issuance Date as the Company and the Placement Agent may agree, the Company shall issue the Units and, simultaneously with the delivery of the Units, the Company, or its counsel, shall deliver to the Placement Agent's counsel such opinions, documents and certificates as are provided for herein. No funds shall be disbursed from escrow in connection with any Closing without the written consent of both the Company and the Placement Agent. Notwithstanding anything contained herein to the contrary, each of the Company and the Placement Agent, in their respective sole discretion, shall have the right to return any amount to any potential investor together with the appropriate cancellation of any signed subscription agreement prior to consummation of such potential investors' purchase of Units. The Company may withdraw its offer to sell the Units at any time prior to acceptance of a subscription. No purchase will be effective unless and until accepted by the Company and included in a Closing.

         (c) The parties hereto represent that at each Issuance Date, the representations and warranties herein contained, and the statements contained in all certificates theretofore or simultaneously delivered by any party to another pursuant to this Agreement, shall be true and correct,

         SECTION 4. COVENANTS, OF THE COMPANY. The Company covenants and agrees with the Placement Agent that:

         (a) On the Commencement Date, and on each Issuance Date, the Memorandum (as amended or as supplemented, if the same shall have been amended or supplemented) will not (i) contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) contain any material, non-public information required to be disclosed to the general public in order to comply with Regulation FD promulgated under the Securities Exchange Act of 1934, as amended, unless all recipients of the Memorandum execute a confidentiality agreement in form and substance acceptable to the Company and the Placement Agent, prior to receipt of the Memorandum.

         (b) The Company will prepare promptly upon the reasonable request of the Placement Agent, such amendments or supplements to the Memorandum, in such form as in the opinion of counsel to the Placement Agent may be reasonably necessary or advisable in connection with the Offering. In addition, if at any time prior to the last date on which Units shall be issued, (i) an event relating to or affecting the Company shall have occurred which, in the judgment of the Company or in the opinion of counsel for the Placement Agent, would cause the Memorandum as then in effect to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) it is otherwise necessary to amend or supplement the Memorandum, the Company shall promptly notify the Placement Agent of the occurrence and shall promptly prepare and deliver to the Placement Agent, without charge, sufficient copies of an amended or supplemented Memorandum, and shall use its reasonable best efforts to cause the appropriate state securities authorities to take any required action with regard to any amendment as may be necessary to permit the lawful use of the Memorandum in connection with the Offering.

         (c) The Company's counsel shall prepare and file any necessary filings, in the reasonable opinion of Company's counsel or Placement Agent's counsel, under the state securities, or so-called "blue sky" laws and regulations (the "Blue Sky Laws") and the Company shall pay the filing fees and all other expenses in connection with any such qualification in such jurisdictions as the Placement Agent shall designate, and to continue such qualification in effect so long as required for the purposes of the Offering; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Units. The Company will provide copies to the Placement Agent of all documents, exhibits and information filed in connection with the qualification of the Units for sale under the Blue Sky Laws.

         (d) The Company, at its own expense, will give and continue to give such financial statements and other information to and as may be required by the proper public bodies of the jurisdictions in which the Offering may be qualified.

         (e) The Company will pay all cash, and security-based compensation and expenses due to the Placement Agent in the manner set forth in the engagement letter dated January 4, 2005 between the Company and the Placement Agent ("Engagement Letter"). The warrants issuable to the Placement Agent or its assignees pursuant to Section 2b of the Engagement Letter ("Placement Agent Warrants") shall be exercisable at any time from the Issuance Date through the last expiration date of any of the Warrants. The Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants shall have registration, anti-dilution and other rights identical to the Shares and Warrants Shares included in or issuable upon sale of the Units. In the event that any payment due to the Placement Agent hereunder shall not be made when due, interest shall accrue on the unpaid balance of such overdue payments at the rate of twelve percent (12%) per annum until paid.

         (f) Intentionally Omitted.

         (g) The Company shall not release any Offering documents or the Memorandum unless they are reasonably acceptable to Placement Agent and its counsel.

         (h) Except as described in the Memorandum, all material licenses, permits, approvals or governmental authorization necessary to permit the Company to conduct its business will be valid on each Issuance Date, the Company shall in all material respects be complying therewith and there shall be no proceedings pending, or to the knowledge of the Company threatened, seeking to cancel, terminate, suspend or limit any such licenses, permits, approvals or governmental authorization.

         (i) At each Issuance Date, the Company shall not have failed to qualify to do business as a foreign corporation in any jurisdiction where required, except where failure to so qualify would not have a material adverse effect on the Company or where any qualification is required solely as a result of conducting business over the Internet.

         (j) At the Commencement Date and at each Issuance Date, the Company will be validly existing as a corporation in good standing under the laws of the state of its incorporation, having corporate power and authority to own its properties and conduct its business, and will have a capitalization as described in the Memorandum. Prior to the first Issuance Date, the Company shall have outstanding and of record not more than 99,999,997 shares of Common Stock. Except as set forth in the Memorandum, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person or entity any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or either of the Subsidiaries is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Following the date of publication of the Memorandum and prior to the final Issuance Date, no additional securities shall be issued in addition to those described in the previous sentence, the Equity or any securities issued pursuant to a stock incentive plan approved by the board of directors of the Company.

         (k) At each Closing, (i) the Equity will conform, in all material respects, to all statements with regard thereto contained in the Memorandum,
(ii) the Equity shall have been duly and validly authorized by proper corporate authority, (iii) each portion of the Equity, when issued, exercised and/or paid for (as applicable), or otherwise earned, each in accordance with its terms, will be validly issued, fully paid and nonassessable and (iv) all shares of Common Stock that comprise the Equity shall have been duly and validly reserved for issuance. The Company shall ensure that all exercises properly requested shall be effected promptly by the Company.

         SECTION 5. INDEMNIFICATION.

         (a) The Company hereby agrees to indemnify and hold harmless the Placement Agent, its directors, officers, agents, employees, members, affiliates, counsel and each other person or entity who controls the Placement Agent within the meaning of Section 15 of the Securities Act (collectively, the "Agent Indemnified Parties") from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or any other statute or at common law, and to reimburse such Agent Indemnified Parties for any reasonable legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, liabilities and litigations arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact required to be stated in the Memorandum or necessary to make the statements therein not misleading, or omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (including, but not limited to, any documents deemed to be incorporated into the Memorandum by reference), (ii) any breach by the Company of any representation, warranty or covenant contained herein, (iii) any matter otherwise relating to, arising out of or in connection with the Offering or (iv) Placement Agent's service as Placement Agent hereunder; provided, however, that the indemnity provisions contained in this subsection (a) shall not apply to (x) amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company (which shall not be unreasonably withheld, delayed or denied), or (y) the Placement Agent or any other Agent Indemnified Parties in respect of any such losses, claims, damages, liabilities or actions (A) arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Placement Agent or such Agent Indemnified Parties specifically for use in connection with the preparation of the Memorandum or any amendment thereof or supplement thereto or (B) arising from the willful misconduct, gross negligence or violation of law by the Placement Agent or any other Agent Indemnified Party.

         The Company will reimburse all Agent Indemnified Parties for all reasonable expenses (including, but not limited to, reasonable fees and disbursements of counsel for the Agent Indemnified Parties) incurred by any such Agent Indemnified Parties in connection with investigating, preparing and defending any such action or claim, whether or not in connection with pending or threatened litigation in connection with the transaction to which an Agent Indemnified Party is a party, as such expenses are incurred or paid. The Placement Agent agrees, within ten (10) days of receipt, to notify the Company in writing of the receipt of written notice of the commencement of any action against it or against any other Agent Indemnified Parties, in respect of which indemnity may be sought from the Company on account of the indemnity provisions contained in this subsection (a), but the failure to timely give such notice shall not act to eliminate the Company's obligations hereunder except to the extent the Company can demonstrate actual prejudice therefrom. In case any such action shall be brought against the Placement Agent or any other Agent Indemnified Parties, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel reasonably satisfactory to the Placement Agent or such other Agent Indemnified Parties.

         (b) The indemnity provision set forth herein, and the representations and warranties of the Company set forth in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or by or on behalf of any of the Agent Indemnified Parties, subject to the limitations contained herein, and shall survive the delivery of the Units, and any successor of the Placement Agent or any other Agent Indemnified Parties shall be entitled to the benefit of the respective indemnity provisions.

         (c) In order to provide for just and equitable contribution in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then and in each such case, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Placement Agent is responsible for an aggregate of eight percent (8.0%) of the gross proceeds received by the Company on account of the sale of Units (being the Placement Agent's cash commission), and the Company is responsible for the remaining portion; provided however, that in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Promptly after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party in writing of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party and such party so notifies a Contributing Party or his or its representative of the commencement thereof within the aforesaid period, the Contributing Party will be entitled to participate therein, with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section 5 are in addition to any other rights or remedies which the Company and the Placement Agent may have hereunder or otherwise.

         SECTION 6. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective as of the date hereof.

         SECTION 7. CONDITIONS OF THE PLACEMENT AGENT'S OBLIGATIONS. The Placement Agent's obligation to act as the agent of the Company hereunder, and the Placement Agent's obligation to use its best efforts to find purchasers for the Units, shall be subject to the satisfactory completion of its due diligence examination and the accuracy, as of each Issuance Date, of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

         (a) The Placement Agent shall not have disclosed in writing to the Company that the Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which in the opinion of counsel to the Placement Agent, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (b) Between the date hereof and each Issuance Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as shall, in the sale discretion of the Placement Agent, materially adversely affect its business or property.

         (c) Between the date hereof and each Issuance Date, there shall be no litigation instituted, or to the knowledge of the Company threatened, against the Company and there shall be no proceeding instituted or threatened against the Company or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations, prospects, financial condition or income of the Company.

         (d) During the period subsequent to the Commencement Date and prior to each issuance Date, the Company (i) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the Commencement Date and (ii) the Company shall not have suffered or experienced any materially adverse change in its financial condition or prospects.

         (e) The authorization of the Units, the Placement Agent Warrants, the Equity, the Memorandum, and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all material respects to counsel to the Placement Agent.

         (f) The Company shall have furnished to the Placement Agent the opinion of its counsel dated as of the close of the Minimum Offering in the form attached hereto as Exhibit A, and a letter from Company's counsel as of each subsequent Issuance Date that no new information has come to its attention that would cause such counsel to believe the statements in its initial legal opinion are no longer valid ("down to date letter").

         (g) The Company shall have furnished to the Placement Agent a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company dated as of each Issuance Date in the form attached hereto as Exhibit B.

         All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to Placement Agent's counsel, whose approval shall not be unreasonably withheld.

         SECTION 8. TERMINATION.

         (a) This Agreement may be terminated by either party by notice to the other party in the event that the other party shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of such party to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the non-breaching party in writing.

         (b) This Agreement may be terminated by either party by notice to the other party at any time if, in the sole judgment of the terminating party, the Offering or the sale or the payment for or the delivery of the Units is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon trading in securities generally, or minimum or maximum prices shall have been generally established, or trading in securities generally on the Over-The-Counter Bulletin Board shall have been suspended or a general banking moratorium shall have been established by federal or New York State authorities,
(ii) a war, major hostilities, terrorist or similar activity, act of God or other calamity shall have occurred which materially adversely affects the ability of the Placement Agent to perform its obligations hereunder, (iii) of a material adverse change in the condition (financial or otherwise) of the Company, its business or business prospects or (iv) the Placement Agent, in its sole discretion, shall be dissatisfied with the results of its due diligence investigation.

         (c) Any termination of this Agreement pursuant to this section shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Section 4(e) through the date of termination, and the Company shall be obligated to pay all losses, claims, damages or liabilities, joint or several, payable by the Company under Section 5(a).

         SECTION 9. FINDERS. The Company and the Placement Agent mutually represent that they know of no third party who rendered any service in connection with the introduction of the Company to the Placement Agent and who is making a claim against anyone for a "finder's fee" or similar type of fee in connection with the Offering. Each party hereby indemnifies the other against any claims by any person known to it and not known to the other parties hereto, who shall claim to have rendered services in connection with the introduction of the Company to the Placement Agent or to have such a claim and who shall make a claim for a fee in connection therewith.

         SECTION 10. PLACEMENT AGENT'S REPRESENTATIONS AND WARRANTIES. The Placement Agent represents and warrants to and agrees with the Company that:

         (a) The Placement Agent is registered as a broker-dealer with the Securities and Exchange Commission and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

         (b) The Placement Agent will not effect sales of the Units in any jurisdiction unless it or its representative is duly licensed to effect sales in such jurisdiction and the offer and sale of the Units are registered or exempt from registration in such jurisdiction.

         (c) The Placement Agent has duly authorized this Agreement and this Agreement is the valid, binding and enforceable obligation of the Placement Agent.

         (d) The Placement Agent shall effect offers and sales of the Units in accordance with applicable federal and state securities laws and the rules of the NASD.

         SECTION 11. NOTICE. Except as otherwise expressly provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be given in writing, addressed to the Company at the address set forth in the Memorandum, with a copy to Preston Gates Ellis, 2/F, 131 Min Sheng E. Road Sec 3, Taipei, Taiwan Attn: James Chen and (b) whenever notice is required by the provisions of this Agreement to be given to the Placement Agent, such notice shall be in writing addressed to the Placement Agent at the address set forth above, with a copy to Feldman Weinstein LLP, 420 Lexington Avenue, Suite 2620, New York, NY 10170, Attn: Joseph Smith, Esq.

         SECTION 12. MISCELLANEOUS.

         (a) This Agreement is made solely for the benefit of the Placement Agent, the Company and any controlling person referred to in Section 15 of the Securities Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchaser, as such, of any of the Units.

         (b) The headings in this Agreement are for reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         (c) This Agreement relates solely to the Offering. The Engagement Letter shall continue to remain in full force and effect, as supplemented herein, and shall survive any termination of this Agreement. The placement agent agreement between the Company and the Placement Agent dated March 11, 2005 shall also remain in full force and effect with respect to the offering described therein, and shall survive any termination of this Agreement.

         (d) The provisions of this Agreement shall be deemed severable, so that if any part, section or provision hereof shall be declared unlawful or unenforceable, the remaining parts, sections or provisions hereof shall not be affected thereby and shall remain in full force and effect.

         (e) This Agreement shall be deemed to have been drafted jointly by the parties hereto.

         (f) The Placement Agent shall have the right to associate itself with such other members of the NASD and/or foreign investment firms duly licensed, if required, in their respective locales offering the Units only offshore to the United States as additional agents as the Placement Agent may elect, in its sole discretion. Such additional agents may become selected dealers subject to this Agreement in the sole discretion of the Placement Agent by signing a Selected Dealer Agreement in form satisfactory to the Placement Agent. The Placement Agent shall have the right to share any compensation due to the Placement Agent hereunder, with such additional agents and in such amounts as the Placement Agent deems fit, in its sole judgment. In addition, such additional agents shall be afforded the same indemnification by the Company as offered to the Placement Agent hereunder.

         (g) The validity, interpretation and construction of this Agreement, and of each part hereof, will be governed by the local laws of the State of New York, without giving effect to its conflict of law principles or rules. In the event of a dispute, the parties hereto agree to be bound by the arbitration procedures of the American Arbitration Association, and that such arbitration shall take place in the New York City metropolitan area. In actions not involving collection by the Placement Agent of compensation and/or reimbursement expenses, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable attorney's fees and costs (including all arbitration costs) incurred by the prevailing party in resolving such dispute. In any action in which Placement Agent seeks compensation and/or reimbursement of expenses, the Company shall reimburse Placement Agent for all costs associated with such action (including but not limited to reasonable attorney fees) as and when the Placement Agent provides the Company with invoices for such costs and expenses.

         (h) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

         (i) Westminster shall not be obligated to provide advice or perform services to the Company that are not specifically addressed in this Agreement and/or the Engagement Letter. The obligations of Westminster described in this Agreement and the Engagement Letter consist solely of best efforts services to the Company. In no event shall Westminster be required or permitted without express authorization by this Agreement to make decisions for the Company or to provide legal or accounting services. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance upon information or advice furnished by Westminster hereunder, shall be those of the Company or such affiliates, and Westminster shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions.

         (j) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and authorized assigns. Any attempt by either party to assign any rights, duties, or obligations which may arise under this Agreement without the prior written consent of the other party shall be void.

         (k) This Agreement and the Engagement Letter contain the entire agreement between the parties with respect to the subject matter hereof, and neither party is relying on any agreement, representation, warranty, or other understanding not expressly stated in the Agreement or the Engagement Letter.

         (1) The parties acknowledge that certain provisions of this Agreement must survive any termination or expiration thereof in order to be fair and equitable to the party to whom any promise or duty to perform is owed under such provision prior to such termination or expiration of the Agreement. Therefore, the parties agree that the provisions of Sections 1, 2, 3, 4, 5, 7, 8(c), 9, 10, 11, and 12 shall survive the termination or expiration of this Agreement for the period required to meet and satisfy any obligations and promises arising therein and thereunder.

         Please confirm that the foregoing correctly sets forth the Agreement between the Placement Agent and the Company.


                                       CHINA EVERGREEN ENVIRONMENTAL CORPORATION

                                       By: /s/ Pu Chong Liang
                                           -------------------------------------
                                           Pu Chong Liang, Chairman & CEO

         We hereby confirm as of the date hereof that the above letter sets forth the agreement between the Company and us.

                                       WESTMINSTER SECURITIES CORPORATION

                                       By: /s/ Daniel Luskind
                                           -------------------------------------
                                           Daniel Luskind, Chairman

                                                                       EXHIBIT A

                              FORM OF LEGAL OPINION

                                                                   April 5, 2005

Westminster Securities Corporation
100 Wall Street
7th Floor
New York, NY 10005

Gentlemen:

         This letter is furnished to you pursuant to the Placement Agent Agreement between China Evergreen Environmental Corporation, a Nevada corporation (the "Company") and Westminster Securities Corporation dated as of July _, 2005 (the "Placement Agent Agreement"), which provides for the issuance and sale by the Company of up to 100 investment units ("Units"), at the rate of $30,000 per Unit, each Unit consisting of (a) 200,000 shares ("Shares") of the Company's common stock, par value $0.001 ("Common Stock") at the rate of $0.15 per Share and (b) 200,000 detachable warrants (the "Warrants") to purchase one share each of Common Stock at an exercise price of $0.15 per share (the "Warrant Shares"), expiring five years from their date of issuance. The Shares and the Warrants shall be collectively referred to as the "Units". All terms used herein have the meanings defined for them in the Placement Agent Agreement unless otherwise defined herein.

         In acting as special counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials, public filings and other documents we have deemed necessary or appropriate as a basis for the opinions expressed herein, including, without limitation, the Placement Agent Agreement, the Subscription Agreements entered into between each purchaser of Units and the Company, with the exhibits and schedules attached thereto ("Subscription Agreement"), the form of of Warrant (collectively, the "Agreements"). As to various questions of fact relating to such opinions, we have relied solely upon the correctness of the representations contained in the Agreements or made to us by officers of the Company. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

         Based upon and subject to the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and corporate authority under such laws to carry on its business and to own, lease and operate its properties and assets. The Company is duly qualified to transact business and is in good standing in each jurisdiction in the United States in which the failure to qualify would have a material adverse effect on the Company.

         2. The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Agreements and to issue, sell and deliver the Shares, the Warrants and the Warrant Shares. The execution and delivery of the Agreements by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action. Each of the Agreements has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or the availability or specific performance, injunctive relief and other equitable remedies, or by other equitable principles of general application (regardless of whether such principles are considered in a proceeding in equity or at law).

         3. The execution, delivery and performance of the Agreements by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Shares and Warrants, do not and will not (i) result in a violation of the Company's Articles of Incorporation or Bylaws; (ii) materially conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under any material agreement to which the Company is a party, or (iii) to our knowledge, result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound, except for such violations as would not, individually or in the aggregate, have a material adverse effect on the Company. To our knowledge, other than the filing of a Form D pursuant to the Securities and Exchange Commission Regulation D or a Registration Statement upon election of registration rights under the Subscription Agreement and related blue sky filings, there are no consents, licenses, permits, waivers, approvals or authorizations of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, required in connection with the valid execution, delivery and performance by the Company of the Agreements, or the offer, sale, issuance or delivery of the Shares and Warrants.

         4. The issuance of the Shares and Warrants in accordance with the Subscription Agreement will be exempt from registration under the Securities Act of 1933, as amended (the "Act"), subject to the timely filing of a Form D pursuant to the Securities and Exchange Commission Regulation D. When so issued, the Shares and Warrants and, upon exercise of the Warrants in accordance with their respective terms, the Underlying Shares, will be duly and validly issued, fully paid (assuming the Company's receipt of the consideration required to be paid pursuant to the Agreements) and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Articles of Incorporation or Bylaws or, to our knowledge, in any agreement to which the Company is party.

         5. We have not been engaged to devote substantive attention to any claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         6. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, $0.001 par value per share and (ii) 50,000,000 shares of Preferred Stock, $0.001 par value per share. To our knowledge, there are 99,999,997 shares of Common Stock issued and outstanding, (ii) no shares of Preferred Stock issued and outstanding, and (iii) no outstanding options, warrants, or rights of any character entitling the holder to acquire from the Company or any subsidiary of the Company its capital shares except as described in the Memorandum. To our knowledge, all presently issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights, and have been issued in compliance with applicable securities laws and regulations.

         7. To our knowledge, the Company has filed all reports required to be filed by it under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since September 9, 2004 (the "SEC Reports").

         In addition to the qualifications and limitations set forth above, the opinions expressed herein are subject to the following qualifications and limitations:

         (a) We express no opinion with respect to laws other than those of the State of Nevada and the federal securities laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or nation.

         (b) We express no opinion as to the validity or enforceability of the indemnification and contribution provisions of any of the Agreements or the applicability of Article XV of the California Constitution or the effect thereof or any other usury laws on the enforceability of any of the Agreements.

         (c) Where we render an opinion based upon factual matters "to our knowledge," it is based upon the current actual knowledge of this firm's attorneys who have worked on matters for the Company solely in connection with the Agreements and the transactions contemplated thereby, and without any independent investigation of any underlying facts or situations.

         (d) In giving the opinion expressed in paragraphs no. 3 and 4 above, we have assumed that (i) neither the Company nor any person acting on its behalf offered or sold the Units by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Act;
(ii) each person or entity that purchased Units was, as of the date of such purchase, an accredited investor, as defined in Rule 501 of Regulation D ("Accredited Investor"); (iii) each person or entity that purchased Units had, as of the date of such purchase, a prior substantive relationship with an officer of the Company or Westminster Securities Corporation; (iv) the representations and warranties of the Investors in the Subscription Agreement am true and accurate in all respects. In giving the opinions expressed in paragraphs no. 3 and 4 above, we give no opinion with regard to the application of the provisions of (v) Section 6(a) of the Subscription Agreement concerning the right of the holder of the Shares, Warrants or Warrant Shares and to pledge or transfer such securities pursuant to the terms thereof, or (vi) Section 5(f) of the Subscription Agreement and Section 6 of the Warrant concerning the removal of any restrictive legends pursuant to such sections prior to a sale of the subject securities.

         (e) Our opinion concerning the authorization and outstanding capital shares of the Company set forth in paragraph no. 6 above is based solely on our review of the Company's Articles of Incorporation, as amended, review of the list of record holders of the common stock of the Company maintained by Pacific Stock Transfer Company and representations of the Company's Chief Executive Officer, Pu Chong Liang.

         This letter constitutes our opinions only and shall not be deemed a guarantee of the matters set forth herein. We are furnishing this letter to you solely for your benefit in connection with the above-described transaction. It is not to be used, circulated, quoted or otherwise referred to for any other purpose, and no one other than you is entitled to rely on this opinion. This letter speaks only as of the date above written, and we hereby expressly disclaim any duty to update any of the statements made herein.


                                             Very truly yours,

                                                                       EXHIBIT B

                          FORM OF OFFICER'S CERTIFICATE

[Date]

Westminster Securities Corporation
100 Wall Street, 7th Floor
New York, NY 10005



Ladies and Gentlemen:

We, the Chief Executive Officer and Chief Financial Officer of China Evergreen Environmental Corporation (the "Company"), in connection with the execution and delivery by the Company of each Subscription Agreement (the "Subscription Agreements"), by and among the Company and the investors identified on each signature page thereto (the "Investors") as of the date above ("Closing"), do hereby certify as follows (Capitalized terns not otherwise defined herein are defined as set forth in the Subscription Agreements.):

         (i) The representations and warranties of the Company in each Subscription Agreement are true and correct in all material respects at and as of the Closing and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing.

         (ii) The Memorandum and any amendments and supplements thereto, and all statements contained therein, are true and correct, and neither the Memorandum nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein in light of the circumstances in which they were made or necessary to make the statements therein not misleading, and since the Commencement Date, there has occurred no event required to be set forth in an amended or supplemented Memorandum which has not been so set forth.


            Very truly yours,


            ---------------------------          ------------------------------
            Pu Chong Liang                       Ding Ren Cai
            Chief Executive Officer              Chief Financial Officer